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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C.  20549


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 7, 1999 relating to the consolidated financial statements of AutoLend Group, Inc.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/Meyners + Company, LLC
Meyners + Company, LLC
Albuquerque, New Mexico
September 14, 1999